UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant  ☒                              Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AG Mortgage Investment Trust, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule, or Registration Statement No.:

	(3)	Filing party:

	(4)	Date filed:

AG Mortgage Investment Trust, Inc.

245 Park Avenue, 26th Floor

New York, New York 10167

March 18, 2014

Dear stockholder:

You are cordially invited to attend the 2014 annual meeting of stockholders of AG Mortgage Investment Trust, Inc., which will be held on Wednesday, April 30, 2014, at 10:00 a.m., Eastern Time, on the 26th Floor, at the offices of Angelo, Gordon & Co., L.P. (“Angelo, Gordon”), located at 245 Park Avenue, New York, New York 10167. Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Pursuant to rules adopted by the Securities and Exchange Commission, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a notice regarding the Internet availability of proxy materials (“Notice”) on or about March 18, 2014 to our stockholders of record on March 3, 2014. The Notice contains instructions for your use of this process, including how to access our proxy statement and annual report over the Internet, how to authorize your proxy to vote online and how to request a paper copy of the proxy statement and annual report if you so desire.

If you are unable to attend the meeting in person, it is very important that your shares be represented and voted at the annual meeting. You may authorize your proxy to vote your shares over the Internet as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card by mail so that your shares may be voted. You may also vote by telephone as described in your proxy card. If you vote your shares over the Internet, by mail or by telephone prior to the annual meeting, you may nevertheless revoke your proxy and cast your vote personally at the meeting.

On behalf of the board of directors, I extend our appreciation for your continued support.

Sincerely,

David Roberts

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 30, 2014

NOTICE IS HEREBY GIVEN that the 2014 annual meeting of stockholders (“Annual Meeting”) of AG Mortgage Investment Trust, Inc., a Maryland corporation (the “Company”), will be held at the offices of Angelo, Gordon & Co., L.P., located at 245 Park Avenue, 26th Floor, New York, New York 10167, on Wednesday, April 30, 2014, at 10:00 a.m., Eastern Time, for the purposes set forth below:

1.	election of the board of directors, with each director serving a one-year term and until his successor is elected and qualified;

2.	ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014; and

3.	approval, on an advisory basis, of our executive compensation.

We will transact no other business at the Annual Meeting, except for business properly brought before the Annual Meeting or any adjournment or postponement of it by our board of directors.

Only holders of record of our common stock on March 3, 2014 (the “Record Date”) are entitled to notice of and to attend and vote at the Annual Meeting and any adjournment or postponement thereof.

If you plan on attending the Annual Meeting in person, you will need to present your admission ticket, or an account statement showing your ownership of our common stock as of the Record Date, and photo identification. The indicated portion of your proxy card will serve as your admission ticket. Whether or not you plan to attend the Annual Meeting in person, please authorize your proxy to vote your shares over the Internet, as described in the Notice of Internet Availability of Proxy Materials. Alternatively, if you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the proxy card in the self-addressed stamped envelope provided. You may also authorize your proxy to vote your shares by telephone as described in your proxy card. Stockholders who vote over the Internet, by mail or by telephone prior to the Annual Meeting may nevertheless attend the Annual Meeting, revoke their proxies and vote their shares in person.

By Order of the Board of Directors:

Allan Krinsman

Secretary

March 18, 2014

2014 ANNUAL MEETING OF STOCKHOLDERS

OF

AG MORTGAGE INVESTMENT TRUST, INC.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of AG Mortgage Investment Trust, Inc. (the “Company,” “we” or “us”) for use at our 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, April 30, 2014, at 10:00 a.m., Eastern Time, at the offices of Angelo, Gordon & Co., L.P., located at 245 Park Avenue, 26th Floor, New York, New York 10167, and at any adjournment or postponement thereof. We are sending this proxy statement and the enclosed proxy to our stockholders commencing on or about March 18, 2014.

QUESTIONS AND ANSWERS

Q:	What am I voting on?

A:	(1)	Election of seven directors for terms of one year;

	(2)	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014; and

	(3)	Approval, on an advisory basis, of our executive compensation.

Q:	How does the board of directors recommend that I vote on these proposals?

A:	(1)	“FOR” the election of each of the nominees as directors;

	(2)	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014; and

	(3)	“FOR” approval of the advisory resolution on executive compensation.

Q:	Who is entitled to vote?

A:	Only common stockholders of record as of the close of business on March 3, 2014 (the “Record Date”) are entitled to vote at the Annual Meeting.

Q:	What is the quorum for the meeting?

A:	A quorum will be present at the Annual Meeting if a majority of the votes entitled to be cast are present, in person or by proxy. No business may be conducted at the Annual Meeting if a quorum is not present. As of the Record Date, 28,380,629 shares of common stock were issued and outstanding. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, we expect that the Annual Meeting will be adjourned to solicit additional proxies. Notice need not be given of the new date, time or place if announced at the Annual Meeting before an adjournment is taken.

Q:	How many votes do I have?

A:	You are entitled to one vote for each whole share of common stock you hold as of the Record Date. Our stockholders do not have the right to cumulate their votes for directors.

Q:	What are the voting requirements that apply to the proposals discussed in this proxy statement?

A:		Proposal	Vote Required	Discretionary Voting Allowed?
	(1)	Election of directors	Plurality	No

	(2)	Ratification of the appointment of PricewaterhouseCoopers LLP	Majority	Yes

	(3)	Advisory vote on our executive compensation	Majority	No

“Majority” means, with regard to the ratification of the appointment of PricewaterhouseCoopers LLP and the advisory vote on our executive compensation, a majority of the votes cast at the annual meeting.

“Plurality” means with regard to the election of directors, that the seven nominees for director receiving the greatest number of “for” votes from our shares entitled to vote will be elected.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are the “stockholder of record” of those shares.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares. The Notice of Internet Availability of Proxy Materials (the “Notice”) and proxy statement and any accompanying documents have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

Q:	How do I vote?

A:	Whether or not you plan to attend the Annual Meeting, we urge you to authorize your proxy to vote your shares over the Internet as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. Authorizing your proxy over the Internet, by mailing a proxy card or by telephone will not limit your right to attend the Annual Meeting and vote your shares in person.

Q:	How do I vote my shares that are held by my broker?

A:	If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail, telephone and on the Internet.

Q:	How do I attend the annual meeting?

A:	All stockholders are invited to attend the Annual Meeting. An admission ticket, or an account statement showing your ownership of our common stock as of the Record Date, and some form of photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting. Only stockholders who own Company common stock as of the close of business on the Record Date and invited guests will be entitled to attend the Annual Meeting. An admission ticket will serve as verification of your ownership.

Q:	Why did I not receive my proxy materials in the mail?

A:	As permitted by rules of the Securities and Exchange Commission (the “SEC”), we are making this proxy statement and our 2013 annual report, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2013 (“Annual Report”), available to our stockholders electronically via the Internet. The “e-proxy” process expedites stockholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual Meeting.

On March 18, 2014, we mailed to stockholders of record as of the close of business on the Record Date, the Notice containing instructions on how to access this proxy statement, our Annual Report and other soliciting materials via the Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you had previously indicated that you wanted to receive a printed copy. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and Annual Report. The Notice also instructs you on how you may submit your proxy.

Q:	Will there be any other items of business on the agenda?

A:

The board of directors does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the board of directors. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their discretion.

Q:	Will anyone contact me regarding this vote?

A:	No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or in person.

Q:	Who has paid for this proxy solicitation?

A:	We pay for the cost of preparing, printing and mailing the Notice and, to the extent requested by our stockholders, the proxy materials and any additional materials furnished to stockholders. Proxies may be solicited by our directors or our officers or by employees of AG REIT Management, LLC (our “Manager”) personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners and we will pay such holders their standard and ordinary fees. We will also reimburse such holders for their reasonable out-of-pocket expenses.

Q:	May stockholders ask questions at the Annual Meeting?

A:	Yes. There will be time allotted at the end of the meeting when our representatives will answer questions from the floor.

Q:	What does it mean if I receive more than one Notice?

A:	It probably means your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:	What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?

A:	If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, all of your shares will be voted FOR Proposals 1, 2 and 3.

If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the New York Stock Exchange (“NYSE”), brokers and other nominees have the discretion to vote on routine matters, such as Proposal 2, but do not have discretion to vote on non-routine matters, such as Proposals 1 and 3. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 2 and any other routine matters properly presented for a vote at the Annual Meeting.

Q:	How are abstentions and broker non-votes treated?

A:	Under NYSE rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on a limited number of “routine” proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A “broker non-vote” occurs when a broker or other nominee does not receive such voting instructions and does not have the discretion to vote the shares. The uncontested election of directors is not considered a “routine” matter for purposes of broker discretionary voting. As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, advisory votes on executive compensation are not considered “routine” matters for which brokers have discretionary authority to vote shares held by account holders. Pursuant to Maryland law, abstentions and broker non-votes are not included in the determination of the shares of common stock voting on such matters, but are counted for quorum purposes.

Q:	Can I change my vote after I have voted?

A:	Yes. Proxies properly submitted over the Internet, by mail or by telephone do not preclude a stockholder from voting in person at the Annual Meeting. A stockholder may revoke a proxy at any time prior to its exercise by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting, either by Internet, mail or telephone, a proxy to our corporate secretary bearing a later date or by appearing at the meeting and voting in person. Attendance at the meeting will not by itself constitute revocation of a proxy.

Q:	Can I find additional information on the Company’s website?

A:	Yes. Our web site (the “Company’s Web Site”) is located at www.agmit.com. Although the information contained on the Company’s Web Site is not part of this proxy statement, you can view additional information on the Company’s Web Site, such as our corporate governance guidelines, our code of business conduct and ethics, charters of our board committees and reports that we file with the SEC.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors currently consists of eight members. Each director serves a one-year term and until his or her successor is duly elected and qualified. The term for each director expires at each annual meeting of stockholders. James M. Voss, a current non-executive, independent member of our board of directors, has decided not to stand for re-election as a member of the board of directors at the Annual Meeting. Mr. Voss will continue to serve as a member of the board of directors until his current term expires on the date of the Annual Meeting. Mr. Voss informed the Company that his decision did not arise from any disagreement on any matter relating to the Company’s operations, policy or practices.

Our nominating and corporate governance committee analyzes the composition of our board of directors each year. In connection with this review, the nominating and corporate governance committee concluded that each of our current board members, other than Mr. Voss, should be nominated to serve another term. Accordingly, our board of directors agreed with all of these conclusions. Our board of directors will take action to reduce the size of the board in light of Mr. Voss’ decision not to stand for reelection immediately following the Annual Meeting, upon the occurrence of which Mr. Voss’ term will expire.

At the Annual Meeting, directors will be elected to serve until the 2015 annual meeting and until their successors are duly elected and qualified. Our board of directors has nominated the following current directors, David Roberts, Jonathan Lieberman, Frank Stadelmaier, Arthur Ainsberg, Andrew L. Berger, Joseph LaManna and Peter Linneman (each a “Nominee,” and, collectively, the “Nominees”), to serve as directors until the 2015 annual meeting and until their successors are duly elected and qualified. The board of directors anticipates that, if elected, each Nominee will serve as a director. However, if any Nominee is unable to accept election, the proxies will be voted for the election of such other person or persons as the board of directors may recommend.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE NOMINEES.

The voting requirements for this proposal are described above and in the “Questions and Answers” section.

DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

Information Regarding Director Nominees

We believe that all of the Nominees are intelligent, collegial, insightful, proactive with respect to management and risk oversight, diligent and exercise good judgment. The biographical descriptions below set forth certain information with respect to each Nominee for election as a director at the annual meeting, including the age of each Nominee as of the date of this proxy statement, and the experience, qualifications, attributes or skills of each Nominee that led us to conclude that such person should serve as a director.

David Roberts Chief Executive Officer and Director Age: 52

Mr. Roberts is the Chief Operating Officer of Angelo, Gordon, and a member of its executive committee. He joined Angelo, Gordon in 1993. Mr. Roberts has been responsible for helping to start and grow a number of Angelo, Gordon’s businesses including opportunistic real estate, private equity, net lease real estate, and residential mortgage-backed securities. Within private equity, Mr. Roberts has focused in particular on investments in the specialty finance area including Portfolio Recovery Associates, a leading publicly traded debt buying company where he serves as lead director on the board. Previously, he was a principal at Gordon Investment Corporation, a Canadian merchant bank, where he participated in a wide variety of principal transactions. Prior to that he worked in the corporate finance department at L.F. Rothschild where he specialized in mergers and acquisitions. Mr. Roberts has a B.S. degree from The Wharton School of the University of Pennsylvania.

Due to his experience in finance and senior management, and experience as a director of public and private boards, we believe Mr. Roberts should serve as a member of our board of directors.

Jonathan Lieberman Chief Investment Officer and Director Age: 50

Mr. Lieberman joined Angelo, Gordon in June 2008 as head of Angelo, Gordon’s residential and consumer investment team. Prior to joining Angelo, Gordon, Mr. Lieberman worked from April 1997 to June 2008 at Bear, Stearns & Co. Inc. as a Senior Managing Director in the Strategic Finance/Financial Institutions Group, primarily focused on the Specialty Finance Sector. Before that, Mr. Lieberman was a Senior Analyst in the Structured Finance Group of Moody’s Investors Service and an attorney in the New York and Los Angeles offices of the law firm Dewey Ballantine LLP, where he specialized in securities law and structured finance. Mr. Lieberman holds a B.A. degree from Vassar College and a J.D. degree from Hofstra University School of Law.

Due to his vast industry and management experience, we believe Mr. Lieberman should serve as a member of our board of directors.

Frank Stadelmaier Director Age: 39

Mr. Stadelmaier joined Angelo, Gordon in July 2008 as the Chief Accounting Officer. Mr. Stadelmaier served as our Chief Financial Officer from the date of our initial public offering until September 4, 2013. Previously, Mr. Stadelmaier was a Senior Manager at Ernst & Young, LLP from 1997 to 2008 where he served clients in the real estate and financial services industries. Mr. Stadelmaier is a Certified Public Accountant and holds a B.S. degree from the State University of New York at Albany.

Due to his broad experience in accounting and real estate finance, together with his management experience, we believe Mr. Stadelmaier should serve as a member of our board of directors.

Arthur Ainsberg Independent Director Age: 67 Committees: • Audit (Chair) • Compensation

Mr. Ainsberg currently serves as a director of Medley Capital Corporation, a NYSE Euronext listed financial services company. Mr. Ainsberg has served as a director, Chairman of the Audit Committee and member of the Compliance Committee of Nomura Securities International, Inc. (the U.S. based broker-dealer of The Nomura Group) since 1996, and was named as a director of Nomura Holding America, Inc. in 2013. From July 2003 until May 2012, Mr. Ainsberg served as a director of National Financial Partners Corporation, an independent financial services distribution company. From August 2009 until June 2011, Mr. Ainsberg served as Chief Operating Officer of Lehman Brothers Inc. in Liquidation. From December 2003 until July 2009, Mr. Ainsberg served as the Independent Consultant for Morgan Stanley & Co. He also served as Chairman of the New York State Board for Public Accountancy from 1999 to 2000 and was a member of that board from 1993 to 2001. From 1998 to 2000, he was also a member of the Board of District 10 of the National Association of Securities Dealers.

Due to his robust experience in the financial services industry, deep understanding of public and financial accounting matters for financial services companies and perspective from his experience as a board member of a large U.S. based broker-dealer, we believe Mr. Ainsberg should serve as a member of our board of directors.

Andrew L. Berger Independent Director Age: 67 Committees: • Nominating and Corporate Governance (Chair) • Compensation

Mr. Berger was vice chairman of the executive committee of Sterne, Agee & Leach, a registered broker-dealer and a member of the NYSE, from 2007 until 2009. From 2003 until 2006, he was a Senior Managing Director of C.E. Unterberg, Towbin, a U.S. investment bank. Mr. Berger has also held senior positions in financial institutions in New York, London and Geneva, and has practiced law in New York and Paris. He is now an independent consultant. Mr. Berger was a member of the board of directors of Thermadyne Holdings Corp., a NASDAQ listed company from 2003 until the sale of the company in December 2010. He served as chairman of the nominating and corporate governance committee, and a member of the compensation committee. He also has served as a member of the Board of Governors of the National Association of Securities Dealers. Mr. Berger has a bachelor’s degree in finance from Lehigh University and a J.D. degree from Columbia University.

Due to the depth of his experience as a member of senior management at various investment banking and financial management institutions, and his experience on public and private boards, we believe Mr. Berger should serve as a member of our board of directors.

Joseph LaManna Lead Independent Director Age: 54 Committees: • Compensation (Chair) • Audit • Nominating and Corporate Governance

Mr. LaManna worked at William Blair & Company, LLC from 1987 until his retirement in 2005. During his tenure at William Blair, he served in several different roles, including senior specialty finance analyst, head of the business services group, and director of research. In addition, he was a member of the firm’s executive committee, equity capital markets committee and audit committee for four years. Mr. LaManna has served on the boards of directors of several privately-held companies in the financial services industry. He is a Chartered Financial Analyst, and he holds a B.A. degree in economics and business administration from Knox College and an M.B.A. degree in finance from The University of Chicago.

Due to his extensive financial and investment experience, as well as his experience as a director for several other financial services companies, we believe Mr. LaManna should serve as a member of our board of directors.

Peter Linneman Independent Director Age: 62 Committees: • Audit • Nominating and Corporate Governance

Dr. Linneman is currently the Emeritus Albert Sussman Professor of Real Estate, Finance, and Public Policy at The Wharton School of Business after serving on Wharton’s faculty since 1979. Dr. Linneman is also the principal of Linneman Associates, a real estate advisory firm, and the CEO of American Land Funds. He holds both a masters and a doctorate degree in economics from the University of Chicago. He currently serves on the board of directors of Atrium European Real Estate Ltd. and Equity One, Inc. He has previously served as a director of Bedford Property Investors, Inc. and JER Investors Trust, Inc.

Due to his extensive academic and business experience in real estate, his understanding of complex financial structures and his experience as a member of several public and private boards, including real estate companies, we believe Dr. Linneman should serve as a member of our board of directors.

Biographical Information Regarding Executive Officers Who Are Not Directors

The following is a list of individuals serving as executive officers of the Company. All Company executive officers serve at the discretion of the board of directors or the chief executive officer. Mr. Parks has served in his position since our initial public offering.

Brian C. Sigman Chief Financial Officer Age: 36	Mr. Sigman was appointed as our Chief Financial Officer on September 4, 2013. Previously, he was the Chief Financial Officer, Principal Accounting Officer and Treasurer of Newcastle Investment Corp. (“Newcastle”) from August 2008 to May 2013. He was also a Managing Director of Newcastle’s external manager, an affiliate of Fortress Investment Group LLC. Mr. Sigman served as Vice President of Finance of Newcastle from 2006 to 2008 and as Assistant Controller from 2003 through 2006. From 1999 to 2003, Mr. Sigman was a Senior Auditor at Ernst & Young LLP.

Andrew Parks Chief Risk Officer Age: 41	Mr. Parks joined Angelo, Gordon in August 2009 as Chief Risk Officer. Before joining Angelo, Gordon, Mr. Parks was associated with Morgan Stanley where he served as an Executive Director overseeing the risk management group for the ultra high net worth division in the U.S. and Latin America. Prior to joining Morgan Stanley, Mr. Parks worked as a corporate attorney at Cravath, Swaine & Moore in New York in the areas of mergers and acquisitions, debt and equity capital markets, secured corporate credit and real estate acquisition/finance. Mr. Parks holds a B.A. degree from Tulane University and a J.D. degree from The University of Texas School of Law.

Allan Krinsman General Counsel Age: 60	Mr. Krinsman joined Angelo, Gordon in August 2011 as Managing Director and Senior Counsel. Previously, he was Associate General Counsel-Mortgage Law at Freddie Mac. Prior to his two years at Freddie Mac, Mr. Krinsman was in private practice with the law firms of Stroock & Stroock & Lavan, Morgan, Lewis & Bockius, and Brown & Wood, where he was a partner at those firms and specialized in securities law and mortgage finance. Mr. Krinsman holds a bachelors degree from Cornell University, a masters degree from Harvard University and a J.D. from The George Washington University.

CORPORATE GOVERNANCE

Board of Directors and Committees

Our Manager, AG REIT Management, LLC, manages our day-to-day operations, subject to the supervision of our board of directors. Members of our board of directors are kept informed of our business through discussions with our Manager’s executive officers, by reviewing materials provided to them and by participating in meetings of the board of directors and its committees. A majority of the members of our board of directors are “independent,” as determined by the requirements of the NYSE and the regulations of the SEC. Our directors also keep informed about our business through supplemental reports and communications. Our independent directors meet in executive sessions without the presence of our corporate officers or non-independent directors.

Our board of directors has formed an audit committee, a compensation committee and a nominating and corporate governance committee and has adopted charters for each of these committees. Each of these committees has three or four directors and is composed exclusively of independent directors, as defined by the listing standards of the NYSE and, as it relates to the audit committee, Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Moreover, the compensation committee is composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), qualify as outside directors for purposes of Section 162(m) of the Code.

Board Leadership

Our business is conducted day-to-day by our officers and our Manager, under the direction of our chief executive officer and the oversight of our board of directors, to enhance our long-term value for our stockholders. Our board of directors is elected by our stockholders to oversee our officers and our Manager and to assure that the long-term interests of the stockholders are being served.

The board of directors annually appoints a chairman of the board, who may or may not be our chief executive officer. If the individual appointed as chairman of the board is our chief executive officer, the board of directors will also appoint a lead independent director. David Roberts has served as chief executive officer of the Company since our initial public offering in 2011 and as chairman of the board since the 2012 annual meeting of stockholders. In these capacities, Mr. Roberts is involved in both our day-to-day operations and the strategic decision making at the board level.

We believe that it is in the best interests of our stockholders for Mr. Roberts to serve as both chairman of the board and chief executive officer because of his decisive, consistent and effective leadership. We also believe that having a lead independent director mitigates the risk that having our chief executive officer serve as our chairman may cause management to have undue influence on our board of directors. Joseph LaManna will continue to serve as our lead independent director. Our lead independent director chairs executive sessions of the independent directors of the board, and meetings of the full board of directors when the chairman is absent, and otherwise serves as a liaison between the independent directors, the full board of directors and management.

The board of directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The board of directors understands that there is no single, generally accepted approach to providing board leadership and the right board leadership structure may vary as circumstances warrant. Consistent with this understanding, our independent directors consider the board’s leadership structure on an annual basis.

Director Independence

Under the corporate governance standards of the NYSE, at least a majority of our directors, and all of the members of our audit, compensation and nominating and corporate governance committees, must be

“independent,” as such term is defined in the NYSE Listed Company Manual. The NYSE standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). Our board of directors has affirmatively determined that each of Peter Linneman, Andrew L. Berger, Joseph LaManna and Arthur Ainsberg satisfies the bright-line independence criteria of the NYSE and that none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of the board of directors. Therefore, we believe that all of these directors, who constitute a majority of our board of directors, are independent under the NYSE rules.

We have implemented procedures for interested parties, including stockholders, to communicate directly with our independent directors. We believe that providing a method for interested parties to communicate directly with our independent directors, rather than the full board of directors, provides a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. See “Communication with the Board of Directors and Independent Directors.”

Nomination of Directors

Before each annual meeting of stockholders, the nominating and corporate governance committee considers the nomination of all directors whose terms expire at the next annual meeting of stockholders and also considers new candidates whenever there is a vacancy on the board of directors or whenever a vacancy is anticipated due to a change in the size or composition of the board of directors, a retirement of a director or for any other reasons. The nominating and corporate governance committee identifies director candidates based on recommendations from the directors, stockholders, management and others. The committee may in the future engage the services of third-party search firms to assist in identifying or evaluating director candidates. No such firm was engaged in 2013.

Our nominating and corporate governance committee charter provides that the nominating and corporate governance committee will consider nominations for board membership by stockholders. The rules that must be followed to submit nominations are contained in our bylaws and include the following: (i) the nomination must be received by the committee at least 120 days, but not more than 150 days, before the first anniversary of the mailing date for proxy materials applicable to the annual meeting prior to the annual meeting for which such nomination is proposed for submission; and (ii) the nominating stockholder must submit certain information regarding the director nominee, including the nominee’s written consent.

The nominating and corporate governance committee evaluates annually the effectiveness of the board of directors as a whole and of each individual director and identifies any areas in which the board of directors would be better served by adding new members with different skills, backgrounds or areas of experience. The board of directors considers director candidates, including those nominated by stockholders, based on a number of factors including: whether the board member will be “independent,” as such term is defined by the NYSE listing standards; whether the candidate possesses the highest personal and professional ethics, integrity and values; whether the candidate contributes to the overall diversity of the board of directors; and whether the candidate has an inquisitive and objective perspective, practical wisdom and mature judgment. Candidates are also evaluated on their understanding of our business, experience and willingness to devote adequate time to carrying out their duties. The nominating and corporate governance committee also monitors the mix of skills, experience and background to assure that the board of directors has the necessary composition to effectively perform its oversight function.

We do not have a formal policy about diversity, but the nominating and corporate governance committee does consider certain types of diversity when nominating director candidates to the board of directors, including differences of viewpoint, professional experience, education, skill, other personal qualities and attributes, race, gender and national origin.

Corporate Governance Guidelines

Our board of directors has also adopted corporate governance guidelines, which are available in the corporate governance section of the Company’s Web Site. These guidelines set forth the practices the board of directors follows with respect to, among other matters, the composition of the board of directors, director responsibilities, board committees, director access to officers, employees and independent advisors, director compensation and performance evaluation of the board of directors.

Code of Ethics

Our board of directors has established a code of business conduct and ethics that applies to our officers, directors and affiliates as well as the employees, officers and affiliates of our Manager (the “Code of Ethics”). Among other matters, our Code of Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	accurate, complete, objective, relevant, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code of Ethics to appropriate persons identified in the code; and

•	accountability for adherence to the Code of Ethics.

Any waiver of the Code of Ethics may be made only by our board of directors or one of our board committees. The Code of Ethics is posted in the corporate governance section of the Company’s Web Site. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Ethics by posting such information on the Company’s Web Site.

Board’s Role in Risk Oversight

The board of directors is responsible for overseeing our risk management policies and practices. Our executive officers, who are responsible for our day-to-day risk management practices, regularly present to the board of directors on our overall risk profile and the processes by which such risks are mitigated. Our Manager’s employees also regularly report to the board on various matters related to our risk exposure. Through regular and consistent communication, our Manager provides reasonable assurances to our board of directors that all of our material operational and investment risks, including among others, liquidity risk, interest rate risk and capital market risk, are being addressed.

Board Meetings and Annual Meeting of Stockholders

The board of directors held seven meetings (including regularly scheduled and special meetings) in 2013, and each director attended at least 75% of the board meetings and each director’s respective committee meetings. We have a policy that directors attend each annual meeting of stockholders; however, some or all of our directors may be unable to attend the Annual Meeting due to scheduling conflicts or other obligations that may arise. All of our directors attended the 2013 annual meeting. The independent directors meet in executive session at least once per year during a regularly scheduled board meeting without management. As lead director, Mr. LaManna, a non-executive and an independent director, presides at the executive sessions of the independent directors.

Committee Membership

The current committees of the board of directors are the audit committee, the compensation committee and the nominating and corporate governance committee. The table below provides current membership information.

Director	Audit	Compensation	Nominating and Corporate Governance
Arthur Ainsberg	C	M	—
Andrew L. Berger	—	M	C
Joseph LaManna	M	C	M
Peter Linneman	M	—	M
James M. Voss	M	M	—

M — Member

C — Chairman

Board Committees

Below is a description of each committee of the board of directors. The board of directors has affirmatively determined that each committee consists entirely of independent directors pursuant to rules established by the NYSE and rules promulgated under the Exchange Act.

Audit Committee

Our audit committee consists of Messrs. Ainsberg, LaManna, Linneman and Voss each of whom is an independent director and “financially literate” under the rules of the NYSE. Mr. Ainsberg chairs our audit committee and serves as our audit committee financial expert, as that term is defined by the SEC. Our audit committee assists the board of directors in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our consolidated financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our independent auditors and any internal auditors.

Our audit committee is responsible for engaging independent registered public accounting firms, reviewing with the independent registered public accountants the plans and results of the audit engagement, approving professional services provided by the independent registered public accountants, reviewing the independence of the independent registered public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

The audit committee held four meetings in 2013.

Compensation Committee

Our compensation committee consists of Messrs. LaManna, Ainsberg, Berger and Voss, each of whom is an independent director under the rules of the NYSE. Mr. LaManna chairs our compensation committee. The responsibilities of our compensation committee include evaluating the performance of our executive officers, reviewing the compensation of our executive officers, evaluating the performance of our Manager, reviewing the equity compensation and fees payable to our Manager under the management agreement, administering our equity incentive plans and any other compensation plans, policies and programs, discharging the board of director’s responsibilities relating to compensation payable to our independent directors and reviewing and recommending to the board of directors compensation structure, policies and programs. No executive officer of the Company is involved in determining or recommending non-executive director compensation levels.

The compensation committee held six meetings in 2013.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Messrs. Berger, LaManna and Linneman, each of whom is an independent director under the rules of the NYSE. Mr. Berger chairs our nominating and corporate governance committee. Our nominating and corporate governance committee is responsible for seeking, considering and recommending to our board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at each annual meeting of stockholders. The committee also recommends to our board of directors the appointment of each of our executive officers. It also periodically prepares and submits to our board of directors for adoption the committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving the general operation of our board of directors and our corporate governance and annually recommends to our board of directors the nominees for each committee of the board of directors. In addition, the committee annually conducts an evaluation of our board of directors performance as a whole and of the individual directors.

The nominating and corporate governance committee held four meetings in 2013.

Other Committees

Our board of directors may from time to time establish other committees to facilitate the management of the Company.

Stock Ownership Guidelines

Our minimum share ownership guidelines for directors require each director to maintain a minimum equity investment in our company of 6,000 shares of our common stock. Each director that was serving in such capacity when the minimum share ownership guidelines became effective in February 2014 must achieve the minimum equity investment no later than January 2, 2017. Each director elected after the minimum share ownership guidelines became effective must be compliant within three years of the date of his or her election. Until the minimum equity investment is met, a director must retain all of our common stock granted to him or her as compensation. From time to time, the nominating and corporate governance committee of the Board of Directors will review each director’s compliance with the guidelines and may grant exceptions to the guidelines as it deems appropriate and market-competitive on a case-by-case basis. Taking into account any permitted transition period, all of our directors are currently in compliance with the minimum share ownership guidelines.

Our minimum share ownership guidelines for executive officers require that our Chief Executive Officer, Chief Investment Officer and Chief Financial Officer maintain a minimum equity investment in our company of 15,000 shares of our common stock. Each executive officer subject to the minimum share ownership guidelines that was serving in such capacity when the guidelines became effective in February 2014 must achieve the minimum equity investment no later than January 2, 2017. Each executive officer elected to an office subject to the minimum share ownership guidelines must be compliant within three years of the date of his or her election. Until the minimum equity investment is met, an executive officer subject to the guidelines must retain all of our common stock granted to him or her as compensation. From time to time the nominating and corporate governance committee of the Board of Directors will review each executive officer’s compliance with the guidelines and may grant exceptions to the guidelines as it deems appropriate and market-competitive on a case-by-case basis. Taking into account any permitted transition period, all of our executive officers subject to the minimum share ownership guidelines are currently in compliance therewith.

Policy Prohibiting Pledging and Hedging of Our Securities

Our Policy Prohibiting Pledging and Hedging of AG Mortgage Investment Trust, Inc. Securities, which became effective in February 2014, applies to each of our directors and officers, and states that each such person is prohibited from (i) making or maintaining any pledges of our securities or otherwise holding our securities in a margin account and (ii) engaging in any hedging transactions with respect to our securities, including, without limitation, the use of financial instruments, such as prepaid variable forward contracts, equity swaps, collars and exchange funds.

Compensation Committee Interlocks and Insider Participation

Our compensation committee is comprised solely of the following independent directors: Messrs. LaManna, Ainsberg, Berger and Voss. None of the members of our compensation committee is or has been an employee or officer of us or any affiliate. None of our executive officers currently serves, or during the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our board of directors or compensation committee.

Communication with the Board of Directors and Independent Directors

Our board of directors or any individual director may be contacted by any party via mail at the address listed below:

Board of Directors

AG Mortgage Investment Trust, Inc.

245 Park Avenue, 26th Floor

New York, New York 10167

Attn: Secretary

We believe that providing a method for interested parties to communicate directly with our independent directors, rather than the full board of directors, provides a confidential, candid and efficient method of relaying any interested party’s concerns or comments. As discussed above, our lead independent director is Mr. LaManna. The independent directors can be contacted by any party via mail at the address listed below:

Independent Directors

AG Mortgage Investment Trust, Inc.

245 Park Avenue, 26th Floor

New York, New York 10167

Attn: Secretary

The Company does not screen mail except when warranted for security purposes, and all letters will be forwarded to our board of directors, any specified committee or individual directors.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has recommended the accounting firm of PricewaterhouseCoopers LLP for reappointment as our independent registered public accountants for the year ending December 31, 2014, subject to ratification of this appointment by our stockholders. PricewaterhouseCoopers LLP has served as our independent registered public accountants since our initial public offering in July 2011 and is considered by our management to be well qualified.

We expect that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, and will be given the opportunity to make a statement if he or she so desires and will also be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

The voting requirements for this proposal are described above and in the “Questions and Answers” section.

AUDIT COMMITTEE MATTERS

Fee Disclosure

The following is a summary of the fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended December 31, 2013 and 2012:

	Fiscal Year Ended December 31,
	2013	2012
Audit Fees	$881,000	$1,124,500
Audit-Related Fees	—	—
Tax Fees	268,940	237,683
All Other Fees	—	—

Total	$1,149,940	$1,362,183

Audit Fees

“Audit Fees” consist of fees and expenses billed for professional services rendered for the audit of the financial statements and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. Audit Fees include fees for professional services rendered in connection with quarterly and annual financial statements and fees and expenses related to the issuance of consents and comfort letters by PricewaterhouseCoopers LLP related to our public offerings and registration statements. In 2013 and 2012, fees and expenses related to the issuance of consents and comfort letters included in the total Audit Fees were $44,000 and $224,000, respectively.

Audit-Related Fees

“Audit-Related Fees” consist of fees and related expenses for products and services other than services described under “Audit Fees” and “Tax Fees.” PricewaterhouseCoopers LLP did not provide any such products or services for us during the years ended December 31, 2013 and 2012.

Tax Fees

“Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal and state tax compliance and tax planning and structuring.

All Other Fees

“All Other Fees” consist of fees and expenses for products and services that are not “Audit Fees,” “Audit-Related Fees” or “Tax Fees.” In 2013 and 2012, PricewaterhouseCoopers LLP did not provide any such other products or services.

Pre-Approval Policy

All audit, tax and other services provided to us were reviewed and pre-approved by the audit committee or a member of the audit committee designated by the full committee to pre-approve such services. The audit committee or designated member concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Circumstances may arise during the following twelve-month period when it may become necessary to engage PricewaterhouseCoopers LLP to provide additional services or additional effort that were not contemplated in the original pre-approval by the audit committee or the designated member.

AUDIT COMMITTEE REPORT

The audit committee has furnished the following report to stockholders of the Company in accordance with rules adopted by the SEC.

The Company’s management has primary responsibility for establishing and maintaining effective internal controls over financial reporting, preparing the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles, and managing the public reporting process. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for forming and expressing opinions on the conformity of the Company’s audited consolidated financial statements in accordance with U.S. generally accepted accounting principles, in all material respects, and, as applicable, on the effectiveness of the Company’s internal control over financial reporting.

The audit committee reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2013, including a discussion of the acceptability and appropriateness of significant accounting policies and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The audit committee discussed with the Company’s independent registered public accounting firm matters related to the conduct of the audits of the Company’s consolidated financial statements and internal control over financial reporting. The audit committee also reviewed with management and the independent registered public accounting firm the reasonableness of significant estimates and judgments made in preparing the consolidated financial statements, as well as the clarity of the disclosures in the consolidated financial statements and related notes.

The audit committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. These discussions included, among other things:

•

The independent registered public accounting firm’s judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in the Company’s consolidated financial statements;

•	The critical accounting policies and practices used by the Company;

•

Any alternative treatments within U.S. generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent registered public accounting firm;

•	Methods used to account for significant or unusual transactions;

•	The effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	The process used by management in formulating particularly sensitive accounting estimates and the basis for the firm’s conclusions regarding the reasonableness of these estimates;

•	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the consolidated financial statements;

•	Any audit adjustments and any uncorrected consolidated financial statement misstatements; and

•	Other material written communications between the independent registered public accounting firm and management.

The audit committee has also received written communications from PricewaterhouseCoopers LLP as required by the PCAOB Rules, including Rule 3526, “Communication with Audit Committees Concerning

Independence,” and has discussed with PricewaterhouseCoopers LLP their independence. The audit committee has concluded that the audit and permitted non-audit services which were provided by PricewaterhouseCoopers LLP in 2013 were compatible with, and did not negatively impact, their independence.

The audit committee reviewed with management the Company’s audited consolidated financial statements and related notes and the acceptability and appropriateness of significant accounting policies. Based on the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the audit committee referred to in this report and in the Company’s charter, the audit committee recommended to the board of directors that the audited consolidated financial statements and related notes be included in the Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

By the audit committee

Arthur Ainsberg (Chair)

Joseph LaManna

Peter Linneman

James M. Voss

PROPOSAL 3: ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

In connection with our 2012 annual meeting, we asked our stockholders to vote, on an advisory basis, to recommend the frequency with which we would provide future advisory votes on named executive officer compensation. At our 2012 annual meeting, 63% of our stockholders voted, on an advisory basis, to hold future advisory votes on named executive officer compensation each year. Taking into consideration the recommendation of the stockholders, our board of directors elected to hold advisory votes on named executive officer compensation each year. In the future, our board of directors may reconsider the frequency with which we hold advisory votes on named executive officer compensation.

Our board of directors is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. We are providing this advisory vote as required pursuant to the rules of the SEC. We are asking our stockholders to indicate their support for our named executive officer compensation as disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall policies and practices that apply to the compensation of our named executive officers. We will ask our stockholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

While this vote is advisory and not binding on us or the compensation committee, it will provide information to us and the compensation committee regarding stockholder sentiment about our executive compensation policies and practices, which the compensation committee will be able to consider when determining equity compensation for our named executive officers. Our board of directors and our compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

As described in detail under the heading “Executive Compensation” below, we are externally managed by AG REIT Management, LLC, our Manager, pursuant to the management agreement between our Manager and us. Our Manager, pursuant to a delegation agreement dated as of June 29, 2011, has delegated to Angelo, Gordon the overall responsibility with respect to our Manager’s day-to-day duties and obligations arising under our management agreement. In 2013, we did not have any employees whom we compensated directly with salaries or other cash compensation. Our named executive officers’ compensation was paid by our Manager out of funds from the management fees we pay to our Manager, and any expense reimbursement we pay to our Manager. We have not paid, and do not intend to pay, any cash compensation to our named executive officers. We do not provide our named executive officers with pension benefits, termination payments or other incidental payments.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF OUR EXECUTIVE COMPENSATION.

The voting requirements for this proposal are described in the “Questions and Answers” section above.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for the executive officers named in this proxy statement and our executive officers generally.

Overview of Compensation Program

We have no employees. We are externally managed by AG REIT Management, LLC, our Manager, pursuant to a management agreement between our Manager and us. Because the management agreement provides that our Manager is responsible for managing our affairs, our executive officers, all of whom are employees of our Manager, do not receive cash compensation from us. Instead, our Manager applies the management fee and any expense reimbursement, in part, to pay compensation to its officers and personnel, which includes our executive officers. The provisions of the management agreement provide for reimbursement of the allocable share of annual base salary, bonus, and any related withholding taxes and employee benefits paid to our chief financial officer, general counsel and other non-investment personnel based on the percentage of time spent on our affairs. We do not determine the compensation payable to personnel by our Manager or its affiliates. Our Manager or its affiliates, in their discretion, determine the levels of base salary, cash incentive compensation and other benefits earned by our executive officers. We have reported the compensation reimbursed to our Manager for certain executive officers in the table set forth below.

Cash and Other Compensation

Our named executive officers and other personnel who conduct our business are employees of our Manager. Accordingly, we do not pay or accrue any salaries or bonuses to our officers.

Equity-Based Compensation

Our compensation committee may, from time to time, grant equity awards in the form of restricted stock, stock options or other types of awards to our named executive officers pursuant to our equity incentive plans. These awards are designed to align the interests of our named executive officers with those of our stockholders, by allowing our named executive officers to share in the creation of value for our stockholders through stock appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years and are designed to promote the retention of management and to achieve strong performance for our Company. These awards further provide flexibility to us in enabling our Manager to attract, motivate and retain talented individuals.

We believe our compensation policies are particularly appropriate since we are an externally managed real estate investment trust, or REIT. REIT regulations require us to pay at least 90% of our earnings to stockholders as dividends. As a result, we believe that our stockholders are principally interested in receiving attractive risk-adjusted dividends and growth in dividends and book value. Accordingly, we want to provide an incentive to our directors and management that rewards success in achieving these goals. Since we do not have the ability to retain earnings, we believe that equity-based awards serve to align the interests of our Manager’s employees with the interests of our stockholders in receiving attractive risk-adjusted dividends and growth. Additionally, we believe that equity-based awards are consistent with our stockholders’ interest in book value growth as these individuals will be incentivized to grow book value for stockholders over time. We believe that this alignment of interests provides an incentive to our Manager’s employees to implement strategies that will enhance our long-term performance and promote growth in dividends and growth in book value.

Our equity incentive plans permit the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Code, and stock options that do not qualify as incentive stock options. The exercise price of each stock option may not be less than 100% of the fair market value of our shares of common stock on the date of grant. The compensation committee will determine the terms of each option, including when each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options become vested and exercisable in installments and the exercisability of options may be accelerated by the compensation committee.

Our equity incentive plans also permit the granting of shares of our common stock in the form of restricted common stock. A restricted common stock award is an award of shares of common stock that may be subject to forfeiture (vesting), restrictions on transferability and such other restrictions, if any, as the compensation committee may impose at the date of grant. The shares may vest and the restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as our compensation committee may determine.

We may also grant unrestricted shares of common stock, which are shares of common stock awarded at no cost to the participant or for a purchase price determined by the compensation committee, under our equity incentive plans. The compensation committee may also grant shares of our common stock, stock appreciation rights, dividend equivalent rights, and other stock and non-stock-based awards under the equity incentive plans. These awards may be subject to such conditions and restrictions as the compensation committee may determine, including, but not limited to, the achievement of certain goals or continued employment with us through a specific period. Each award under the plan may not be exercisable more than ten years after the date of grant.

Our equity incentive plans provide that the compensation committee has the discretion to provide that all or any outstanding options and stock appreciation rights will become fully exercisable, all or any outstanding stock awards will become vested and transferable and all or any outstanding options and awards will be earned, all or any outstanding awards may be cancelled in exchange for a payment of cash or all or any outstanding awards may be substituted for awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the equity incentive plans if there is a change in control of us.

The compensation committee does not use a specific formula to calculate the number of equity awards and other rights awarded to executives under our Equity Incentive Plan. The compensation committee does not explicitly set future award levels/opportunities on the basis of what the executives earned from prior awards. While the compensation committee will take past awards into account, it will not solely base future awards in view of those past awards. Generally, in determining the specific amounts to be granted to an individual, the compensation committee will take into account factors such as the individual’s position, his or her contribution to our Company, market practices as well as the recommendations of our Manager. Neither we nor any committee of the board of directors retained any compensation consultants during 2013.

We have not and do not intend to either backdate stock options or grant stock options retroactively. Presently, we do not have designated dates on which we grant stock option awards. We do not intend to time stock options grants with our release of material nonpublic information for the purpose of affecting the value of executive compensation.

Tax Considerations

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation, other than performance-based compensation, over $1 million paid to the chief executive officer and next four highest compensated executive officers to the extent that compensation of a particular executive exceeds $1 million in any one year. There are certain exceptions for qualified performance-based compensation in accordance with the Code and corresponding regulations. We expect our Equity Incentive Plan awards paid to our executive officers will qualify as performance-based compensation deductible for federal income tax purposes under Section 162(m), but do not expect any non-performance based equity awards such as time vested restricted stock or stock units to qualify for such treatment. However, given the fact that we are presently externally managed by our Manager and the only compensation that currently may be paid to our executive officers are long-term incentive awards pursuant to our equity incentive plans, it is unlikely that Section 162(m) will have any material effect on us.

Compensation in 2013

We did not pay any compensation of any sort to our named executive officers during the year ended December 31, 2013. We do not provide any of our executive officers with any cash compensation, pension benefits or nonqualified deferred compensation plans. We have reported the compensation reimbursed to our Manager for certain executive officers in the table set forth below.

Grants of Plan Based Awards in 2013

We did not grant any shares of restricted stock, options or other incentive compensation to our named executive officers during the year ended December 31, 2013.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2013, there were no outstanding awards of equity made to our named executive officers.

Options Exercised and Stock Vested

As of December 31, 2013, we had not issued any outstanding options to purchase shares of common stock to our named executive officers. No options to purchase shares of our common stock or restricted shares of common stock for any of our named executive officers vested in 2013.

Pension Benefits

We do not provide any of our named executive officers with pension benefits.

Nonqualified Deferred Compensation

We do not provide any of our named executive officers with any nonqualified deferred compensation plans.

Potential Payments Upon Termination Of Employment

We do not have any employment agreements with any of our named executive officers and are not obligated to make any payments to them upon termination of employment.

Potential Post-Employment Payments and Payments on a Change in Control

We do not have any employment agreements with any of our named executive officers and are not obligated to make any post-employment payments to them or any payments upon a change of control.

Compensation Policies and Practices as They Relate to Risk Management

We did not pay any compensation of any sort to our named executive officers and did not have any employees during the year ended December 31, 2013, and, therefore, our compensation policies and practices are not reasonably likely to have a material adverse effect on us. We pay our Manager a management fee that is a percentage of our stockholders’ equity, as that term is defined in the management agreement. This management fee is not tied to our performance and, as a result, we believe this management fee is not reasonably likely to have a material adverse effect on us. We have designed our compensation policies and practices in a manner that does not place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital. As a result, we believe that the structure of our compensation policies and practices will not cause our Manager to make higher risk investments to achieve higher management fees. We have designed our compensation policy in an effort to provide the proper incentives to our Manager’s employees to maximize our performance in order to serve the best interests of our stockholders. Our board of directors monitors our compensation policies and practices to determine whether our risk management objectives are being met.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management of the Company. Based on that review and discussion, the compensation committee recommended to the board of directors (and the board of directors has approved) that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

By the compensation committee

Joseph LaManna (Chair)

Arthur Ainsberg

Andrew L. Berger

James M. Voss

Summary Compensation Table

The following table summarizes the Company’s allocable share of annual compensation reimbursed to our Manager for certain executive officers in the 2013 fiscal year and approximately half of the 2012 fiscal year. The employees in the following table are the only executive officers of the Company for whom the Company reimbursed our Manager during those periods for a portion of their annual compensation. During the period prior to the 2012 fiscal year, as well as for a portion of the 2012 fiscal year, the Company did not reimburse the Manager for any part of the annual compensation of our executive officers.

Name and Principal Position	Year	Salary(1)	Bonus(1)	Stock Awards	All Other Compensation(1)	Total
Frank Stadelmaier(2), Chief Financial Officer	2013 2012	92,164 45,027	437,781 201,724	— —	16,590 10,305	546,535 257,056
Brian C. Sigman(3), Chief Financial Officer	2013 2012	48,904 —	600,000 —	— —	— —	648,904 —
Andrew Parks Chief Risk Officer	2013 2012	46,521 10,000	232,603 53,388	— —	— —	279,124 63,388
Allan Krinsman, General Counsel	2013 2012	119,753 77,459	209,569 218,755	— —	21,556 18,993	350,878 315,207

(1)	Messrs. Stadelmaier, Sigman, Parks and Krinsman are not our employees and are not paid compensation by us. Amounts in these columns for such individuals represent the share of such compensation which is allocable to us based on the percentage of time spent managing our affairs in their capacity as executive officers, which we reimbursed to our Manager.
(2)	Mr. Stadelmaier resigned as our Chief Financial Officer effective September 4, 2013.
(3)	Mr. Sigman was appointed as our Chief Financial Officer effective September 4, 2013. A portion of Mr. Sigman’s bonus relates to his initial sign-on arrangement.

DIRECTOR COMPENSATION

Director Compensation for 2013

Each member of our board of directors who is not an employee of our Manager received annual compensation for service as a director during 2013 as follows:

•

Each non-employee director receives an annual base fee for services in the amount of $30,000, payable on a quarterly basis in cash, and an annual equity award from our equity incentive plan of $30,000, payable on a quarterly basis, in shares of restricted common stock that may not be sold or transferred during such director’s term of service on the board of directors.

•	The lead independent director receives an additional annual fee of $10,000, payable in cash on a quarterly basis.

•

In addition, the chairman of our audit committee receives an annual fee of $20,000, and the chairs of our compensation, and nominating and corporate governance committee each receive an annual fee of $5,000, each payable in cash on a quarterly basis.

Each member of our board of directors is also reimbursed for reasonable out-of-pocket expenses associated with service on our behalf and with attendance at or participation in board meetings or committee meetings, including reasonable travel expenses.

Non-employee directors participate in our Equity Incentive Plan. In the event of change in control of our Company, all outstanding shares of restricted stock granted under the plan to our non-employee directors will become fully vested. Our board of directors (or a duly formed committee thereof) may revise our non-employee directors’ compensation in its discretion.

The following table summarizes the compensation that we paid to our directors in 2013:

2013 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total

Arthur Ainsberg	$26,692	$12,480	$39,172

Andrew L. Berger	35,035	29,960	64,995

Joseph LaManna	45,035	29,960	74,995

Peter Linneman	30,035	29,960	59,995

James M. Voss	43,368	29,960	73,328

David Roberts	—	—	—

Jonathan Lieberman	—	—	—

Frank Stadelmaier	—	—	—

(1)	Stock awards for services in the fourth quarter of 2013 were not granted until the first quarter of 2014.

Our board of directors may revise our director compensation in its discretion.

At a meeting held December 5, 2013, our board of directors revised the annual compensation for service as director as follows, with such revisions effective beginning with the 2014 fiscal year:

•

Each non-employee director will receive an annual base fee for services in the amount of $90,000, $60,000 of which is payable on a quarterly basis in cash, and $30,000 of which is payable on a quarterly basis in shares of restricted common stock.

•	The lead independent director receives an additional annual fee of $15,000, payable in cash on a quarterly basis.

•

In addition, the chairman of our audit committee receives an annual fee of $25,000, and the chairs of our compensation, and nominating and corporate governance committee each receive an annual fee of $10,000, each payable in cash on a quarterly basis.

Equity Incentive Plans Information

We have adopted equity incentive plans to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including our Manager and affiliates and personnel of our Manager and its affiliates to stimulate their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain personnel.

The following table provides information as of December 31, 2013 with respect to shares of common stock that may be issued under our existing equity incentive plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in the First Column of this Table)(1)
Equity Incentive Plans
Approved by Stockholders	—	—	216,938
Equity Incentive Plans
Not Approved by Stockholders	—	—	—
Total	—	—	216,938

(1)	We have issued 20,312 shares of restricted common stock granted to our independent directors under our Equity Incentive Plan and 40,250 shares of restricted common stock granted to our Manager under our Manager Equity Incentive Plan.

COMMON STOCK OWNERSHIP OF OFFICERS, DIRECTORS AND SIGNIFICANT

STOCKHOLDERS

Ownership of Common Stock by Directors and Executive Officers

The following table sets forth, as of March 1, 2014, beneficial ownership of the Company’s common stock by each executive officer, each director, and by all directors and executive officers as a group. Beneficial ownership reported in the below table has been presented in accordance with SEC rules. In computing the number of shares beneficially owned by a person under these rules, shares of common stock subject to warrants that are currently exercisable within 60 days after March 1, 2014 held by that person are deemed beneficially owned by that person. Unless otherwise indicated, all directors and executive officers have sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner	Shares Beneficially Owned		Percent of Class (1)
David Roberts	197,216		*
Jonathan Lieberman	87,000	(2)	*
Frank Stadelmaier	6,000		*
Brian C. Sigman	—		*
Allan Krinsman	3,900		*
Andrew Parks	—		*
Arthur Ainsberg	1,698		*
Peter Linneman	7,473		*
Andrew L. Berger	11,256		*
James M. Voss	7,315		*
Joseph LaManna	20,256	(3)	*
All directors and executive officers as a group (11 persons)	342,114		*

*	Represents ownership of less than one percent.
(1)	As of March 1, 2014, we had 28,380,629 shares of our common stock outstanding.
(2)	12,500 shares are owned by Jonathan and Cecilia Lieberman, and 37,500 shares are owned by the Jonathan and Cecilia Lieberman Family Foundation.
(3)	Includes common stock issuable in connection with warrants exercisable at $20.50 per share.

Ownership of Common Stock by Certain Significant Stockholders

As of March 1, 2014, unless otherwise indicated below, the following are beneficial owners of more than five percent of our outstanding common stock:

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class (1)
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	2,297,259	(2)	8.09%
The Vanguard Group Inc. 100 Vanguard Blvd. Malvern, PA	1,478,370	(3)	5.21%

(1)	As of March 1, 2014, we had 28,380,629 shares of our common stock outstanding.
(2)	Information obtained solely by reference to the amended Schedule 13G filed with the SEC on January 28, 2014 by BlackRock, Inc., or BlackRock. Of the reported shares, BlackRock reported that it has sole voting power for 2,183,397 shares and sole dispositive power for 2,297,259 shares.
(3)	Information obtained solely by reference to the Schedule 13G filed with the SEC on February 10, 2014 by The Vanguard Group Inc., or Vanguard. Of the reported shares, Vanguard reported that it has sole voting power for 44,249 shares, sole dispositive power for 1,439,021 shares and shared dispositive power for 39,349 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors, certain executive officers, and persons who own more than ten percent of our outstanding common stock to file reports of ownership and changes in ownership with the SEC. The SEC regulations require the Company to identify anyone who failed to file a required report or filed a late report during the most recent fiscal year. To the Company’s knowledge, with respect to the fiscal year ended December 31, 2013, all applicable filings were timely filed.

OTHER MATTERS

Certain Relationships and Related Transactions

This section discusses certain direct and indirect relationships and transactions involving us and certain persons related to us.

Management Agreement

We entered into a management agreement with AG REIT Management, LLC, our Manager, in connection with our initial public offering. Our management agreement with our Manager provides for the day-to-day management of our operations. Our Manager, pursuant to a delegation agreement dated as of June 29, 2011, has delegated to Angelo, Gordon the overall responsibility with respect to our Manager’s day-to-day duties and obligations arising under our management agreement.

The management agreement requires our Manager to manage our business affairs in conformity with the investment policies that are approved and monitored by our board of directors. Pursuant to the terms of our management agreement, our Manager is obligated to supply us with our management team, including a chief executive officer, chief financial officer and chief investment officer or similar positions, along with appropriate support personnel, to provide the management services to be provided by our Manager to us as described in the management agreement. Our Manager also provides personnel for service on the investment committee.

We are obligated to reimburse our Manager or its affiliates for the allocable share of the compensation, including, without limitation, annual base salary, bonus, any related withholding taxes and employee benefits paid to (1) our chief financial officer based on the percentage of his time spent on our affairs, (2) our general counsel based on the percentage of his time spent on our affairs, and (3) other corporate finance, tax, accounting, internal audit, legal risk management, operations, compliance and other non-investment personnel of our Manager and its affiliates who spend all or a portion of their time managing our affairs based upon the percentage of time devoted by such personnel to our affairs. In their capacities as officers or personnel of our Manager or its affiliates, they will devote such portion of their time to our affairs as is necessary to enable us to operate our business. For the year ended December 31, 2013, the Company recorded and paid $6.5 million of reimbursable expenses payable to the Manager.

The management agreement has an initial three-year term and will be renewed for one-year terms thereafter, subject to approval by our independent directors. Our Manager is entitled to receive a termination fee from us, under certain circumstances.

For the year ended December 31, 2013, our Manager earned management fees of $10.7 million.

Clearing Fees

AG BD LLC is an SEC registered broker-dealer and a wholly-owned subsidiary of Angelo, Gordon. We may use AG BD LLC to clear trades for us and AG BD LLC will be paid customary market-based fees and charges arising from such services.

Purchases of Common Stock by Executive Officers, Directors and Affiliates

We have sold to AG Funds, L.P., an affiliate of Angelo, Gordon, David Roberts, our chief executive officer, a director and senior managing director and chief operating officer of Angelo, Gordon, and Jonathan Lieberman, our chief investment officer, portfolio manager, a director and managing director of Angelo, Gordon, collectively 500,000 private placement shares in a private placement. As part of that private placement, our independent directors also purchased private placement shares and warrants to purchase a specified number of shares of our common stock. Additionally, in connection with a follow-on offering which closed January 19, 2012, Jonathan Lieberman and David Roberts each purchased 25,000 shares of our common stock at the public offering price.

Indemnification Agreements

We have entered into customary indemnification agreements with each of our directors and executive officers that obligate us to indemnify them to the maximum extent permitted under Maryland law. The agreements require us to indemnify the director or officer, or the indemnitee, against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding other than one initiated by or on our behalf. In addition, each indemnification agreement requires us to indemnify the indemnitee against all amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding that is brought by or on our behalf. In either case, the indemnitee will not be entitled to indemnification if it is established that one of the prohibitions against indemnification under Maryland law exists.

In addition, each indemnification agreement requires us to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking by or on behalf of the indemnitee to repay the amount if it is ultimately determined that the standard of conduct was not met.

Each indemnification agreement also provides for procedures for the determination of entitlement to indemnification, including requiring that such determination be made by independent counsel, after a change of control of us.

Related Person Transaction Policy

To avoid any actual or perceived conflicts of interest with our Manager, our board of directors has approved investment guidelines and policies providing that an investment in any security structured or managed by our Manager and its affiliates, and any sale of our assets to our Manager and its affiliates or any entity managed by our Manager and its affiliates, will comply with all applicable law and the compliance policies of Angelo, Gordon and our Manager. Our independent directors have approved parameters within which our Manager and its affiliates may act as our counterparty and provide broker, dealer and lending services to us in order to enable transactions to occur in an orderly and timely manner. Angelo, Gordon and/or our Manager may in the future change then-existing, or adopt additional, conflicts of interest resolution policies and procedures. Our independent directors periodically review our Manager’s and Angelo, Gordon’s compliance with these conflicts of interest provisions.

Our board of directors has adopted a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then assess and promptly communicate that information to the audit committee of our board of directors. Based on its consideration of all of the relevant facts and circumstances, the audit committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to this committee which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Stockholder Proposals

Any stockholder intending to present a proposal at our 2015 annual meeting of stockholders and have the proposal included in the proxy statement for such meeting must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than November 17, 2014. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and our bylaws, and must be a proper subject for stockholder action under Maryland law.

Pursuant to our current bylaws, any stockholder intending to nominate a director or present a proposal at an annual meeting of our stockholders without seeking to have such a nomination or proposal included in the proxy statement for such annual meeting, must notify us in writing not less than 120 days nor more than 150 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Accordingly, any stockholder who intends to submit such a nomination or proposal at our 2015 annual meeting of stockholders must notify us in writing of such proposal by November 17, 2014, but in no event earlier than October 18, 2014.

Any such nomination or proposal should be sent to AG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167, Attn: Secretary, and, to the extent applicable, must include the information required by our bylaws.

Access to SEC Reports

A copy of the Company’s Annual Report, including financial statements, is being furnished concurrently herewith to all stockholders as of the Record Date. Please read it carefully.

Stockholders may obtain a copy of the Annual Report or proxy statement, without charge, by visiting the Company’s Web Site at http://www.agmit.com or by writing AG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167, Attn: Secretary. These materials are also available at http://www.proxyvote.com. Upon request to our Secretary, the exhibits set forth on the exhibit index of the Company’s Annual Report may be made available at a reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

“Householding” of Proxy Statement and Annual Report

The SEC rules allow for the delivery of a single copy of the Notice or set of proxy materials to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. This delivery method, known as “householding,” will save us printing and mailing costs. Duplicate account mailings will be eliminated by allowing stockholders to consent to such elimination, or through implied consent, if a stockholder does not request continuation of duplicate mailings. Brokers, dealers, banks or other nominees or fiduciaries that hold shares of our common stock in “street” name for beneficial owners of our common stock and that distribute proxy materials and the Notice they receive to beneficial owners may be householding. Depending upon the practices of your broker, bank or other nominee or fiduciary, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee or fiduciary.

If you hold shares of our common stock in your own name as a holder of record, householding will not apply to your shares. Also, if you own shares of our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of our proxy statements and annual reports to stockholders. To assist us in saving money and to provide you with better stockholder services, we encourage registered holders of our stock to have all of your accounts registered in the same name and address. You may do this by contacting the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, by telephone at (800) 937-5449 or in writing at American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219.

If you wish to request extra copies free of charge of any annual report to stockholders or proxy statement, please send your request to AG Mortgage Investment Trust, Inc, 245 Park Avenue, New York, New York, 10167, Attn: Secretary, or contact our Secretary via telephone at (212) 692-2000. You can also refer to our website at www.agmit.com. Information at, or connected to, our website is not and should not be considered part of this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Allan Krinsman

Secretary

New York, New York

March 18, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Wednesday, April 30, 2014: This Proxy Statement and the Company’s 2013 Annual Report are available on the “Financial Reports” page of the “Investor Relations” section of the Company’s website at www.agmit.com.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000195928_1 R1.0.0.51160

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTo withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below.0 0 00 0 00 0 000000195928_1 R1.0.0.51160For Withhold For AllAll All ExceptThe Board of Directors recommends you voteFOR the following:1. Election of DirectorsNominees01 Arthur Ainsberg 02 Andrew L. Berger 03 Joseph LaManna 04 Jonathan Lieberman 05 Peter Linneman06 David Roberts 07 Frank StadelmaierAG MORTGAGE INVESTMENT TRUST, INC.245 PARK AVE., 26TH FL.NEW YORK, NY 10167VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 P.M. Eastern Time the day before the cut-off date ormeeting date. Have your proxy card in hand when you access the web site andfollow the instructions to obtain your records and to create an electronic votinginstruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxy cardsand annual reports electronically via e-mail or the Internet. To sign up forelectronic delivery, please follow the instructions above to vote using the Internetand, when prompted, indicate that you agree to receive or access proxy materialselectronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M. Eastern Time the day before the cut-off date or meeting date. Have yourproxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for theyear ending December 31, 2014; and3. Approval, on an advisory basis, of our executive compensation.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing asattorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate orpartnership name, by authorized officer.For address change/comments, mark here.(see reverse for instructions)

0000195928_2 R1.0.0.51160Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/areavailable at www.proxyvote.com .AG MORTGAGE INVESTMENT TRUST, INC.Annual Meeting of StockholdersApril 30, 2014 10:00 AMThis proxy is solicited by the Board of DirectorsThe undersigned hereby appoints David Roberts, Jonathan Lieberman and Allan Krinsman, and each of them,with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock whichthe undersigned would be entitled to vote if personally present and acting at the Annual Meeting of StockholdersAG Mortgage Investment Trust, Inc., to be held at the offices of Angelo, Gordon & Co., 245 Park Avenue, 26thFloor, New York, New York 10167, on Wednesday, April 30, 2014, at 10:00 a.m., Eastern Time, and anyadjournments or postponements thereof, as follows:(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)Address change/comments:Continued and to be signed on reverse side